Exhibit 10.1

NOTE AND WARRANT PURCHASE AGREEMENT

THIS NOTE AND WARRANT PURCHASE AGREEMENT, dated as of March 30, 2010 (this “Agreement”), is entered into by and between Helix Wind, Corp., a Nevada corporation (the “Company”), with its principal executive office at 1848 Commercial Street, San Diego, CA 92113, and St. George Investments, LLC, an Illinois limited liability company, its successors or assigns (the “Buyer”), with its principal executive office at 303 East Wacker Drive, Suite 311, Chicago, Illinois 60601.

W I T N E S S E T H:

WHEREAS, the Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, by Rule 506 under Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), and/or Section 4(2) of the 1933 Act; and

WHEREAS, the Buyer wishes to acquire from the Company, and the Company desires to issue and sell to the Buyer, (i) the First Note (as defined hereafter), which First Note will be convertible into shares of Common Stock, $0.0001 par value, of the Company (the “Common Stock”), (ii) the First Warrant (as defined hereafter), which will be exercisable for shares of Common Stock and (iii) certain Additional Notes and Additional Warrants (as defined hereafter), upon the terms and subject to the conditions of the First Note, the First Warrant, the Additional Notes, the Additional Warrants, this Agreement and the other Transaction Documents (as defined hereafter).

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           CERTAIN DEFINITIONS.  As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

“Affiliate” means, with respect to a specific Person referred to in the relevant provision, another Person who or which controls or is controlled by or is under common control with such specified Person.

“Buyer’s Counsel” means Bennett Tueller Johnson & Deere, P.C.

“Buyer Control Person” means each director, executive officer, promoter, and such other Persons as may be deemed in control of the Buyer pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act (as defined hereafter).

“Certificate of Incorporation” means the certificate of incorporation, articles of incorporation or other charter document (howsoever denominated) of the Company, as amended to date.

“Company Control Person” means each director, executive officer, promoter, and such other Persons as may be deemed in control of the Company pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act.

“Company Counsel” means Steven James Davis, a Professional Corporation.

“Company’s SEC Documents” means the Company’s filings on the SEC’s EDGAR system.

“Conversion Date” means the date a Holder submits a Notice of Conversion, as provided in the applicable Note (as defined hereafter).

“Conversion Shares” means the shares of Common Stock issuable upon conversion of the Notes and/or in payment of accrued interest, as contemplated in the Notes.

“Delivery Date” has the meaning ascribed to it in the applicable Note (with respect to Conversion Shares).

“Holder” means the Person holding the relevant Securities at the relevant time.

“Initial Closing Date” means the date of the closing of the purchase and sale of the First Note and First Warrant.

“Last Audited Date” means December 31, 2008.

“Material Adverse Effect” means an event or combination of events, which individually or in the aggregate, would reasonably be expected to (a) adversely affect the legality, validity or enforceability of the Purchased Securities (as defined hereafter) or any of the Transaction Documents, (b)  have or result in a material adverse effect on the results of operations, assets, or financial condition of the Company and its subsidiaries, taken as a whole, or (c) adversely impair the Company’s ability to perform fully on a timely basis its material obligations under any of the Transaction Documents or the transactions contemplated thereby.

“Maturity Date” has the meaning ascribed to it in the applicable Note.

“Person” means any living person or any entity, such as, but not necessarily limited to, a corporation, partnership or trust.

“Principal Trading Market” means (a) the American Stock Exchange, (b) the New York Stock Exchange, (c) the Nasdaq Global Market, (d) the Nasdaq Capital Market, or (e) the Nasdaq OTC Bulletin Board, or (f) such other market on which the Common Stock is principally traded at the relevant time, but shall not include the “pink sheets.”

“Rule 144” means (i) Rule 144 promulgated under the 1933 Act or (ii) any other similar rule or regulation of the SEC that may at any time permit Holder to sell securities of the Company to the public without registration under the 1933 Act.

“Securities” means the Purchased Securities and the Shares.

“Shares” means the shares of Common Stock representing any or all of the Conversion Shares and/or the Warrant Shares (as defined hereafter).

“State of Incorporation” means Nevada.

“Subsidiary” means, as of the relevant date, any subsidiary of the Company (whether or not included or identified in the Company’s SEC Documents) whether now existing or hereafter acquired or created.

“Trading Day” means any day during which the Principal Trading Market shall be open for business.

“Transaction Documents” means (i) this Agreement, (ii) each of the Notes (as defined hereafter), (iii) each of the Warrants (as defined hereafter), (iv) the Registration Rights Agreement substantially in the form attached hereto as Annex IV (the “Registration Rights Agreement”), (v) the Consent to Entry of Judgment by Confession substantially in the form attached hereto as Annex V (the “Confession of Judgment”), (vi) the Unanimous Written Consent of the Board substantially in the form attached hereto as Annex VI, (vii) the Pledge Agreement substantially in the form attached hereto as Annex XI (the “Pledge Agreement”), (viii) the opinion of Company Counsel regarding the applicability of Rule 144 to a potential sale of the shares of Common Stock pledged under the Pledge Agreement substantially in the form attached hereto as Annex XII (the “Rule 144 Opinion”), (ix) the irrevocable transfer agent instruction letter substantially in the form attached hereto as Annex XIII (the “Transfer Agent Letter”), and (x) all other certificates, documents, agreements, resolutions and instruments delivered to any party under or in connection with this Agreement.

“Transfer Agent” means, at any time, the transfer agent for the Company’s Common Stock.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

“Wire Instructions” means the Company wire instructions set forth on Annex III.

2.           AGREEMENT TO PURCHASE; INITIAL NET PURCHASE PRICE; INITIAL CLOSING.

a.           Purchase.

(i)           Subject to the terms and conditions of this Agreement and the other Transaction Documents, the undersigned Buyer hereby agrees to loan to the Company the Initial Net Purchase Price (as defined hereafter) set forth on the Buyer’s signature page of this Agreement.

(ii)           The obligation to repay the loan from the Buyer shall be evidenced by the Company’s issuance of a Convertible Promissory Note to the Buyer in the principal amount of $779,500.00 substantially in the form attached hereto as Annex IX (the “First Note”).  The First Note shall provide for a Conversion Price (as defined in the First Note), which price may be adjusted from time to as provided in the First Note.

(iii)           As additional consideration for the Initial Net Purchase Price, the Company shall also issue to the Buyer a warrant to purchase 2,500,000 shares of the Common Stock substantially in the form attached hereto as Annex X (the “First Warrant”).

b.           Initial Closing; Delivery of Transaction Documents. The sale and purchase of the First Note and the First Warrant shall take place at a closing (the “Initial Closing”) to be held at the offices of the Buyer on the Initial Closing Date pursuant to Section 8 hereof.  Subject to the terms and conditions of this Agreement, including without limitation subsection (d) below, at the Initial Closing the Company will deliver to the Buyer the Transaction Documents required under Section 10 hereof against receipt by the Company of the Initial Net Purchase Price.

c.           Initial Net Purchase Price.  The First Note carries an original issue discount of $180,000.00 (the “OID”).  In addition, the Company agrees to pay $7,500 to the Buyer to cover the Buyer’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of the Purchased Securities (the “Transaction Expenses”).  The Transaction Expenses shall be withheld by the Buyer at the Initial the Closing.  Accordingly, the “Initial Net Purchase Price” shall be $592,000.00, computed as follows: $779,500.00 less the OID less the Transaction Expenses.

d.           Method of Payment.  Payment of the Initial Net Purchase Price, less the Prepayment Amount set forth in Section 6(b)(iv) below, shall be made to the Company in immediately available funds of the United States as provided in the Wire Instructions.

3.           ADDITIONAL NOTES AND ADDITIONAL WARRANTS.

a.           Additional Purchases.

(i)           Subject to the terms and conditions of this Agreement and the other Transaction Documents, and so long as (1) the Registration Statement (as defined hereafter) has been filed with the SEC within sixty (60) days of the Initial Closing Date, and (2) no Event of Default has occurred under any of the Notes, the undersigned Buyer hereby agrees to loan to the Company an additional $100,000.00 (each an “Additional Net Purchase Price”) on or about each monthly anniversary of the issuance of the First Note  during the four consecutive calendar months immediately following such issuance of the First Note, for a total aggregate Additional Net purchase Price of $400,000.00.

(ii)           The obligation to repay such additional loans from the Buyer shall be evidenced by the Company’s issuance of four additional corresponding Convertible Promissory Notes to the Buyer each in the principal amount of $130,000.00 substantially in the form attached hereto as Annex XIV (the “Second Note,” “Third Note,” “Fourth Note,” and “Fifth Note,” respectively, and collectively, the “Additional Notes”).  The First Note, together with each of the Additional Notes shall be referred to herein each as a “Note” and collectively as the “Notes.”  Each of the Additional Notes shall provide for a Conversion Price (as defined therein), which price may be adjusted from time to as provided in such Additional Note.

(iii)           As additional consideration for each Additional Net Purchase Price, the Company shall also issue to the Buyer a warrant to purchase 250,000 shares of the Common Stock substantially in the form attached hereto as Annex XV (the “Second Warrant,” “Third Warrant,” “Fourth Warrant,” and “Fifth Warrant,” respectively, and collectively, the “Additional Warrants”).  The First Warrant, together with each of the Additional Warrants shall be referred to herein each as a “Warrant” and collectively as the “Warrants.”  The Warrants, together with the Notes, shall be referred to herein as the “Purchased Securities.”

b.           Subsequent Closings; Delivery of Certain Transaction Documents. The sale and purchase of each of the Additional Notes and corresponding Additional Warrants shall take place at four subsequent closings to be held at the offices of the Buyer pursuant to Section 8 hereof (each a “Subsequent Closing”), with the Second Note and Second Warrant being sold and purchased together, then the Third Note and Third Warrant, then the Fourth Note and Fourth Warrant, and then the Fifth Note and Fifth Warrant at each such Subsequent Closing.  At each Subsequent Closing the Company will deliver to the Buyer the applicable Additional Note and Additional Warrant as required under Section 12 hereof against receipt by the Company of the applicable Additional Net Purchase Price.  The Initial Closing, together with each of the Subsequent Closings shall be referred to herein individually as a “Closing,” and collectively as the “Closings.”

c.           Additional Net Purchase Price.  Each of the Additional Notes carries an original issue discount of $30,000.00.  Accordingly, each “Additional Net Purchase Price” shall be $100,000.00, computed as follows: $130,000.00 less such original issue discount.

d.           Method of Payment.  Payment of the applicable Additional Net Purchase Price shall be made to the Company in immediately available funds of the United States as provided in the Wire Instructions.

4.           BUYER REPRESENTATIONS AND WARRANTIES.  The Buyer represents and warrants to the Company, as of the date hereof and as of the Initial Closing Date and the date of each Subsequent Closing, as follows:

a.           Binding Obligation.  The Transaction Documents to which the Buyer is a party, and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Buyer.  This Agreement has been executed and delivered by the Buyer, and this Agreement is, and each of the other Transaction Documents to which the Buyer is a party, when executed and delivered by the Buyer (if necessary), will be valid and binding obligations of the Buyer enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally.

b.           Access to Information.  The Buyer acknowledges that the Company has offered the Buyer access to the corporate records and accounts of the Company and to all information in its possession relating to the Company, has made its officers and representatives available for interview by the Buyer, and has furnished the buyer with all documents and other information required for the Buyer to make an informed decision with respect to the purchase of the Purchased Securities.

c.           Accredited Investor Status.  The Buyer is an “accredited investor” as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act.

5.           COMPANY REPRESENTATIONS AND WARRANTIES.   The Company represents and warrants to the Buyer as of the date hereof and as of the Initial Closing Date and the date of each Subsequent Closing that:

a.           Rights of Others Affecting the Transactions.  There are no preemptive rights of any stockholder of the Company, as such, to acquire the Purchased Securities or the Shares.  No other party has a currently exercisable right of first refusal which would be applicable to any or all of the transactions contemplated by the Transaction Documents.

b.           Status.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted.  The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have or result in a Material Adverse Effect.  The Company has registered its stock under Section 12(g) of the Securities and Exchange Act of 1934, as amended (the “1934 Act”), and is obligated to file reports pursuant to Section 13 or Section 15(d) of the 1934 Act.   The Company has taken no action designed to terminate, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act, nor has the Company received any notification that the SEC is contemplating terminating such registration.  The Common Stock is quoted on the Principal Trading Market.  The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for quotation on the Principal Trading Market, and the Company has maintained all requirements on its part for the continuation of such quotation. The Company has not, in the twelve (12) months preceding the date hereof, received notice from the Principal Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Principal Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

c.           Authorized Shares.

(i)           Other than as set forth in the Company’s SEC Documents, there are no outstanding securities which are convertible into or exchangeable for shares of Common Stock, whether such conversion is currently exercisable or exercisable only upon some future date or the occurrence of some event in the future.

(ii)           All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable.  After considering all other commitments that may require the issuance of Common Stock, the Company has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the Shares on the Initial Closing Date and the date of each Subsequent Closing, were all of the Notes fully converted, and all of the Warrants fully exercised, on that date.

(iii)           The Shares have been duly authorized by all necessary corporate action on the part of the Company, and, when issued on conversion of, or in payment of interest on any of the Notes, or upon exercise of any of the Warrants, in each case in accordance with their respective terms, will have been duly and validly issued, fully paid and non-assessable, free from all taxes, liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description, and will not subject the Holder thereof to personal liability by reason of being such Holder.

d.           Transaction Documents and Stock.  This Agreement and each of the other Transaction Documents, and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Company.  This Agreement has been duly executed and delivered by the Company and this Agreement is, and the First Note, and each of the other Transaction Documents (including without limitation all of the other Notes), when executed and delivered by the Company (if necessary), will be, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally.

e.           Non-contravention.  The execution and delivery of this Agreement and each of the other Transaction Documents by the Company, the issuance of the Securities in accordance with the terms hereof, and the consummation by the Company of the other transactions contemplated by this Agreement, the Notes, and the other Transaction Documents do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the Certificate of Incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth, or (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except such conflict, breach or default which would not have or result in a Material Adverse Effect.

f.           Approvals.  No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

g.           Filings; Financial Statements.  None of the Company’s SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC under the 1934 Act on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension.  As of their respective dates, the financial statements of the Company included in the Company’s SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

h.           Absence of Certain Changes.  Since the Last Audited Date, there has been no Material Adverse Effect, except as disclosed in the Company’s SEC Documents. Since the Last Audited Date, except as provided in the Company’s SEC Documents, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to stockholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other material tangible assets, or canceled any material debts owed to the Company by any third party or material claims of the Company against any third party, except in the ordinary course of business consistent with past practices; (v) waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any increases in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

i.           Full Disclosure.  There is no fact known to the Company or that the Company should know after having made all reasonable inquiries (other than conditions known to the public generally or as disclosed in the Company’s SEC Documents) that has not been disclosed in writing to the Buyer that would reasonably be expected to have or result in a Material Adverse Effect.

j.           Absence of Litigation.  There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company before or by any governmental authority or non-governmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Documents, except as disclosed in the Company’s SEC Documents.  The Company is not aware of any valid basis for any such claim that (either individually or in the aggregate with all other such events and circumstances) could reasonably be expected to have a Material Adverse Effect. There are no outstanding or unsatisfied judgments, orders, decrees, writs, injunctions or stipulations to which the Company is a party or by which it or any of its properties is bound, that involve the transaction contemplated herein or that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

k.           Absence of Events of Default. Neither the Company nor any of its Subsidiaries is in violation of or in default with respect to (i) its certificate of incorporation or by-laws or other organizational documents, each as currently in effect, or any material judgment, order, writ, decree, statute, rule or regulation applicable to such entity; or (ii) any material mortgage, indenture, agreement, instrument or contract to which such entity is a party or by which it or any of its properties or assets are bound (nor is there any waiver in effect which, if not in effect, would result in such a violation or default), except such breach or default which would not have or result in a Material Adverse Effect.

l.           Absence of Certain Company Control Person Actions or Events.  Other than as set forth in the Company’s SEC Documents, none of the following has occurred during the past five (5) years with respect to a Company Control Person:

(i)             A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for, the business or property of such Company Control Person, or any partnership in which he or she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing;

(ii)            Such Company Control Person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(iii)           Such Company Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from, or otherwise limiting, the following activities:

   (1)           acting, as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, any other Person regulated by the Commodity Futures Trading Commission (“CFTC”) or engaging in or continuing any conduct or practice in connection with such activity;

   (2)           engaging in any type of business practice; or

   (3)           engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(iv)           Such Company Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such Company Control Person to engage in any activity described in subsection (3) immediately above, or to be associated with Persons engaged in any such activity; or

(v)            Such Company Control Person was found by a court of competent jurisdiction in a civil action or by the CFTC or SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the CFTC or SEC has not been subsequently reversed, suspended, or vacated.

m.          No Undisclosed Liabilities or Events.  The Company has no liabilities or obligations other than those disclosed in the Transaction Documents or the Company’s SEC Documents or those incurred in the ordinary course of the Company’s business since the Last Audited Date, or which individually or in the aggregate, do not or would not have a Material Adverse Effect.  No event or circumstance has occurred or exists with respect to the Company or its properties, business, operations, condition (financial or otherwise), or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed.  There are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would (i) change the Certificate of Incorporation or by-laws of the Company, each as currently in effect, with or without stockholder approval, which change would reduce or otherwise adversely affect the rights and powers of the stockholders of the Common Stock or (ii) materially or substantially change the business, assets or capital of the Company, including its interests in Subsidiaries.

n.           No Integrated Offering.  Neither the Company nor any of its Affiliates nor any Person acting on its or their behalf has, directly or indirectly, made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

o.           Dilution.  Each of the Company and its executive officers and directors is aware that the number of shares issuable on conversion of the Notes, or upon exercise of the Warrants or pursuant to the other terms of the Transaction Documents, may have a dilutive effect on the ownership interests of the other stockholders (and Persons having the right to become stockholders) of the Company.  The Company specifically acknowledges that its obligations to issue the Conversion Shares upon conversion of the Notes and Warrant Shares upon exercise of the Warrants are binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other stockholders of the Company, and the Company will honor such obligations, including honoring every Notice of Conversion (as contemplated by the Notes), unless the Company is subject to an injunction (which injunction was not sought by the Company) prohibiting the Company from doing so.

p.           Fees to Brokers, Placement Agents and Others.  Except for commissions which the Company will owe Dominick & Dominick LLC upon completion of each Closing hereunder, the Company has taken no action which would give rise to any claim by any Person for brokerage commission, placement agent or finder’s fees or similar payments by Buyer relating to this Agreement or the transactions contemplated hereby.  Except for such fees arising as a result of any agreement or arrangement entered into by the Buyer without the knowledge of the Company (a “Buyer’s Fee”), Buyer shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this subsection that may be due in connection with the transactions contemplated hereby.  The Company shall indemnify and hold harmless each of Buyer, its employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney’s fees) and expenses suffered in respect of any such claimed or existing fees (other than a Buyer’s Fee).

q.           Disclosure.  All information relating to or concerning the Company set forth in the Transaction Documents or in the Company’s public filings with the SEC or otherwise provided by or on behalf of the Company to the Buyer, is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.  No event or circumstance has occurred or exists with respect to the Company or its business, properties, prospects, operations or financial conditions, which under applicable law, rule or regulation, requires public disclosure or announcement by the Company.

r.           Confirmation.  The Company agrees that, if, to the knowledge of the Company, any events occur or circumstances exist prior to the payment of the Initial Net Purchase Price or any Additional Net Purchase Price to the Company which would make any of the Company’s representations or warranties set forth herein materially untrue or materially inaccurate as of such date, the Company shall immediately notify the Buyer in writing prior to such date of such fact, specifying which representation, warranty or covenant is affected and the reasons therefor.

s.           Title. The Company and its Subsidiaries, if applicable, own and have good and marketable title in fee simple absolute to, or a valid leasehold interest in, all their respective real properties and good title to their other respective assets and properties, subject to no liens except as have been disclosed to the Buyer.

t.            Intellectual Property.

(i)            Ownership.  The Company owns or possesses or can obtain on commercially reasonable terms sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses (software or otherwise), information, processes and similar proprietary rights (“Intellectual Property”) necessary to the business of the Company as presently conducted, the lack of which could reasonably be expected to have a Material Adverse Effect.  Except for agreements with its own employees or consultants, standard end-user license agreements, support/maintenance agreements and agreements entered in the ordinary course of the Company’s business, all of which have been made available for review by the Buyer, there are no outstanding options, licenses or agreements relating to the Intellectual Property, and the Company is not bound by or a party to any options, licenses or agreements with respect to the Intellectual Property of any other person or entity.  The Company has not received any written communication alleging that the Company has violated or, by conducting its business as currently conducted, would violate any of the Intellectual Property of any other person or entity, nor is the Company aware of any basis therefor.  The Company is not obligated to make any payments by way of royalties, fees or otherwise to any owner or licensor of or claimant to any Intellectual Property with respect to the use thereof in connection with the present conduct of its business other than in the ordinary course of its business.  There are no agreements, understandings, instruments, contracts, judgments, orders or decrees to which the Company is a party or by which it is bound which involve indemnification by the Company with respect to infringements of Intellectual Property, other than in the ordinary course of its business.

(ii)            No Breach by Employees.  The Company is not aware that any of its employees is obligated under any contract or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with the use of his or her efforts to promote the interests of the Company or that would conflict with the Company’s business as presently conducted.  Neither the execution nor delivery of this Agreement, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as presently conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.  The Company does not believe it is or will be necessary to use any inventions of any of its employees made prior to their employment by the Company of which it is aware.

6.           CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

a.           Covenants and Acknowledgements of Buyer.

(i)             Transfer Restrictions.  The Buyer acknowledges that (1) the Securities may not be transferred until (A) the Registration Statement is filed and deemed effective, or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; and (2) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder.

(ii)            Restrictive Legend.  The Buyer acknowledges and agrees that, until such time as the relevant Shares have been registered under the 1933 Act pursuant to Section 10(b)(iii) hereof, and may be sold in accordance with the effective Registration Statement, or until such Shares can otherwise be sold without restriction, whichever is earlier, the certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

(iii)           Shorting.  So long as any amounts remain owing under any of the Notes, neither the Buyer nor any of its Affiliates shall engage in any short sales of, or sell put options or similar instruments with respect to, the Common Stock.  Notwithstanding the above, if the Buyer elects to receive shares of Common Stock in payment of the Company’s obligations under the Notes, the Buyer may sell shares of Common Stock against delivery of the Conversion Shares, pursuant to Section 7.

(iv)           Confession of Judgment.  The Buyer agrees it will not file a Confession of Judgment unless and until an Event of Default or a Liquidity Default (as defined in the Notes) under a Note has occurred; provided, however, that upon such an Event of Default, the Buyer shall be entitled to immediately file such Confession in an ex parte fashion.

b.           Covenants, Acknowledgements and Agreements of the Company.  As a condition to the Buyer’s obligation to purchase the Securities contemplated by this Agreement, and as a material inducement for the Buyer to enter into this Agreement and the other Transaction Documents, until all of the Company’s obligations hereunder and all of the Notes are paid and performed in full, or within the timeframes otherwise specifically set forth below, the Company shall comply with the following covenants:

(i)             Filings.  From the date hereof until all the Conversion Shares and Warrant Shares either have been sold by the Buyer, or may permanently be sold by the Buyer without any restrictions pursuant to Rule 144, (the “Registration Period”), the Company shall  timely make all filings required to be made by it under the 1933 Act, the 1934 Act, Rule 144 or any United States state securities laws and regulations thereof applicable to the Company or by the rules and regulations of the Principal Trading Market, and such reports shall conform to the requirement of the applicable laws, regulations and government agencies, and, unless such filing is publicly available on the SEC’s EDGAR system (via the SEC’s web site at no additional charge), the Company shall provide, upon written request, a copy thereof to the Buyer promptly after such filing.  The Company shall furnish to the Buyer, upon written request, so long as the Buyer owns any Purchased Securities or Common Stock, promptly upon request, (1) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (2) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (3) such other information as may be reasonably requested to permit the Buyer to sell such securities pursuant to Rule 144 without registration.

(ii)            Reporting Status.  So long as the Buyer beneficially owns any of the Purchased Securities and for at least twenty (20) Trading Days thereafter, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, shall take all reasonable action under its control to ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144(c)(2) of the 1933 Act, is publicly available, and shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

(iii)           Listing.  The Company’s Common Stock shall be listed or quoted for trading on any of (a) the American Stock Exchange, (b) New York Stock Exchange, (c) the Nasdaq Global Market, (d) the Nasdaq Capital Market, or (e) the Nasdaq OTC Bulletin Board. The Company shall promptly secure the listing of all of the Conversion Shares and Warrant Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all securities from time to time issuable under the terms of the Transaction Documents.  The Company will comply in all material respects with the Company’s reporting, filing and other obligations under the by-laws or rules of the Principal Trading Market and/or the Financial Industry Regulatory Authority, Inc. (“FINRA”) or any successor thereto, as the case may be, applicable to it at least through the date which is sixty (60) days after the later of the date on which (1) all of the Notes have been converted, (2) all of the Notes have been paid in full, or (3) all of the Warrants have been fully exercised.

(iv)           Use of Proceeds.  The Company will use the net proceeds received hereunder (a) to prepay in the amount of $102,500 that certain Convertible Promissory Note dated March 5, 2010 executed by the Company in favor of the Buyer (the “Prepayment Amount”), and (b) the remainder for working capital and general corporate purposes.  The Company agrees that the Prepayment Amount shall be withheld by the Buyer at the Initial Closing and that the Initial Net Purchase Price payable at the Initial Closing shall be reduced accordingly.

(v)           Publicity, Filings, Releases, Etc.  Each of the parties agrees that it will not disseminate any information relating to the Transaction Documents or the transactions contemplated thereby, including issuing any press releases, holding any press conferences or other forums, or filing any reports (collectively, “Publicity”), without giving the other party reasonable advance notice and an opportunity to comment on the contents thereof.  Neither party will include in any such Publicity any statement or statements or other material to which the other party reasonably objects, unless in the reasonable opinion of counsel to the party proposing such statement, such statement is legally required to be included.  In furtherance of the foregoing, the Company will provide to the Buyer’s Counsel drafts of the applicable text of the first filing of a current report on Form 8-K or a Quarterly or Annual Report on Form 10-Q or 10-K (or equivalent SB forms), as the case may be, intended to be made with the SEC which refers to the Transaction Documents or the transactions contemplated thereby as soon as practicable (but at least two (2) Trading Days before such filing will be made) and will not include in such filing (or any other filing filed before then) any statement or statements or other material to which the other party reasonably objects, unless in the reasonable opinion of counsel to the party proposing such statement, such statement is legally required to be included.  Notwithstanding the foregoing, each of the parties hereby consents to the inclusion of the text of the Transaction Documents in filings made with the SEC (but any descriptive text accompanying or part of such filing shall be subject to the other provisions of this subsection).  Notwithstanding, but subject to, the foregoing provisions of this  provision, the Company will, within four business days after the Initial Closing Date, promptly issue a press release and file a current report on Form 8-K or, if appropriate, a quarterly or annual report on the appropriate form, describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and approved by Buyer and attaching the material Transaction Documents as exhibits to such filing.

(vi)           FINRA Rule 5110. In the event the Corporate Financing Rule 5110 (“FINRA Rule 5110”) of FINRA is or becomes applicable to the transactions contemplated by the Transaction Documents or to the sale by a Holder of any of the Securities, then the Company shall, to the extent required by such rule, timely make any filings and cooperate with any broker or selling stockholder in respect of any consents, authorizations or approvals that may be necessary for FINRA to timely and expeditiously permit the Holder to sell the Securities.

(vi)           Keeping of Records and Books of Account. The Company shall keep and cause each Subsidiary, if any, to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and such Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

(vii)          Corporate Existence.  The Company shall (a) do all things necessary to preserve and keep in full force and effect its corporate existence, including, without limitation, all licenses or similar qualifications required by it to engage in its business in all jurisdictions in which it is as of the date hereof so engaged, (b) continue to engage in business of the same general type as conducted as of the date hereof, and (c) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder.

(viii)         Taxes.  The Company shall pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property before the same shall become delinquent or in default, which, if unpaid, might reasonably be expected to give rise to liens or charges upon such properties or any part thereof, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and the Company has maintained adequate reserves with respect thereto in accordance with GAAP.

(ix)           Compliance. The Company shall comply in all material respects with all federal, state and local laws and regulations, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations and requirements applicable to it (collectively, “Requirements”) of all governmental bodies, departments, commissions, boards, companies or associations insuring the premises, courts, authorities, officials or officers which are applicable to the Company, its business, operations, or any of its properties, except where the failure to so comply would not have a Material Adverse Effect on the Company or any of its properties; provided, however, that nothing provided herein shall prevent the Company from contesting in good faith the validity or the application of any Requirements.

(x)            Litigation.  From and after the date hereof and until all of the Company’s obligations hereunder and all of the Notes are paid and performed in full, the Company shall notify the Buyer in writing, promptly upon learning thereof, of any litigation or administrative proceeding commenced or threatened against the Company involving a claim in excess of $100,000.

(xi)           Performance of Obligations.  The Company shall promptly and in a timely fashion perform and honor all demands, notices, requests and obligations that exist or may arise under the Transaction Documents.

 (xii)          Authorized Shares.  The Company shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the full conversion of all of the Notes and exercise of all of the Warrants (the “Share Reserve”). If at any time the Share Reserve is insufficient to effect the full conversion of the Notes and exercise of the Warrants, the Company shall immediately increase the Share Reserve accordingly. If the Company does not have sufficient authorized and unissued shares of Common Stock available to increase the Share Reserve, the Company shall call and hold a special meeting of the shareholders within thirty days of such occurrence, for the sole purpose of increasing the number of shares authorized. The Company’s management shall recommend to the Company’s shareholders to vote in favor of increasing the number of authorized shares of Common Stock.  Management shall also vote all of its shares in favor of increasing the number of authorized shares of Common Stock.

(xiii)          Investor Information.  Upon written request, the Company shall promptly furnish the Buyer with the names and other identifying information of each party with which the Company has completed a financing transaction including, without limitation, any person or entity to whom the Company has issued or sold any debt, equity, option, warrant or other security of any kind during the five year period immediately preceding the request.

(xiv)         Certain Negative Covenants of the Company.  From and after the date hereof and until all of the Company’s obligations hereunder and all of the Notes are paid and performed in full, the Company shall not:

1.           Incur any new indebtedness for borrowed money without the prior written consent of the Buyer; provided, however, the Company may incur obligations under trade payables in the ordinary course of business consistent with past practice without the consent of the Buyer; or

2.           Grant or permit any security interest (or other lien or other encumbrance) in or on any of its assets except as incurred in the ordinary course of business; or

3.           Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate of the Company, or amend or modify any agreement related to any of the foregoing, except on terms that are no less favorable, in any material respect, than those obtainable from any person or entity who is not an Affiliate of the Company; or
4.           Enter into any financing transaction without giving the Buyer at least ten (10) days notice of such prospective financing transaction (the “Transaction Notice”) and the pre-emptive right to provide such financing on substantially the same terms upon notice thereof to the Company within five (5) days of receiving the Transaction Notice.

7.           TRANSFER AGENT INSTRUCTIONS.

a.           The Company warrants that, with respect to the Securities, other than the stop transfer instructions to give effect to Section 6(a)(i) hereof, it will give the Transfer Agent no instructions inconsistent with instructions to issue Common Stock from time to time upon conversion of the Notes or exercise of the Warrants, as may be applicable from time to time, in such amounts as specified from time to time by the Company to the Transfer Agent, bearing the restrictive legend specified in Section 6(a)(ii) of this Agreement prior to registration of the Shares under the 1933 Act, registered in the name of the Buyer or its nominee and in such denominations to be specified by the Holder in connection therewith.  Except as so provided, the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents.  Nothing in this Section shall affect in any way the Buyer’s obligations and agreement to comply with all applicable securities laws upon resale of the Securities.  If the Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Buyer of any of the Securities in accordance with clause (1)(B) of Section 6(a)(i) of this Agreement is not required under the 1933 Act or upon request from a Holder while an applicable Registration Statement is effective, the Company shall (except as provided in clause (2) of Section 6(a)(i) of this Agreement) permit the transfer of the Securities and, in the case of the Conversion Shares, as may be applicable, use its best efforts to cause the Transfer Agent to promptly electronically transmit to the Holder via the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program such Conversion Shares.  The Company specifically represents that, as of the date hereof and as of the Initial Closing Date and the date of each Subsequent Closing, (i) the Company’s Transfer Agent is (a) participating in the DTC program, (b) is DWAC eligible, and (ii)  the Company is not aware of any plans of the Transfer Agent to terminate such DTC participation or DWAC eligibility.  While any Holder holds Securities, the Company shall at all times maintain a transfer agent which participates in the DTC program and is DWAC eligible, and the Company will not appoint any transfer agent which does not both participate in the DTC program and maintain DWAC eligibility.  Nevertheless, in the event the Transfer Agent is not participating in the DTC/DWAC program or the Conversion Shares are not otherwise transferable via the DTC/DWAC program, then the Company shall instruct the Transfer Agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Buyer.  In the event the Company’s transfer agent is not DWAC eligible on any Conversion Date, and consequently the Company issues Conversion Shares pursuant to the Notice of Conversion in certificated rather than electronic form, then in such event if the closing bid price of the Common Stock on the Principal Trading Market is lower on the date of delivery of the certificates to the Buyer than on the Conversion Date, such difference in the closing bid prices, multiplied by the number of Conversion Shares, shall be added to the principal balance of the applicable Note.

b.

(i)            The Company understands that a delay in the delivery of Shares, whether on conversion of a Note and/or in payment of accrued interest, or exercise of a Warrant, beyond the relevant Delivery Date (as defined in the applicable Note or Warrant, as applicable) could result in economic loss to the Holder.  As compensation to the Holder for such loss, in addition to any other available remedies at law or equity, the Company agrees to pay late payments to the Holder for late delivery of the Shares in accordance with the following schedule (where “No. Business Days Late” is defined as the number of Trading Days beyond two (2) Trading Days after the Delivery Date):

Late Payment for Each $10,000 of
Principal or Interest Being Converted or
No. Business Days Late	Amount of Warrant Exercise (Cash or Cashless)

1	$100
2	$200
3	$300
4	$400
5	$500
6	$600
7	$700
8	$800
9	$900
10	$1,000
>10	$1,000 + $200 for each Business Day Late beyond 10 days

The amount of any payments incurred under this Section 7(b) shall be automatically added to the principal balance of the applicable Note and the Company shall pay any such payments in immediately available funds upon demand. Nothing herein shall limit the Holder’s right to pursue actual damages for the Company’s failure to issue and deliver the Shares to the Holder within a reasonable time.  Furthermore, in addition to any other remedies which may be available to a Holder, in the event that the Company fails for any reason to effect delivery of such Shares within two (2) Trading Days after the Delivery Date, the Holder will be entitled to revoke the relevant Notice of Conversion or Notice of Exercise (under the applicable Warrant) by delivering a notice to such effect to the Company prior to the Holder’s receipt of the relevant Shares, whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion or Notice of Exercise, as the case may be; provided, however, that any payments contemplated by this Section 7(b) which have accrued through the date of such revocation notice shall remain due and owing to the Holder notwithstanding such revocation.

(ii)           If, by the tenth Trading Day after the  relevant Delivery Date, the Company fails for any reason to deliver the Shares, but at any time after the Delivery Date, the Holder purchases, in an arm’s-length open market transaction or otherwise, shares of Common Stock (the “Covering Shares”) in order to make delivery in satisfaction of a sale of Common Stock by the Holder (the “Sold Shares”), which delivery such Holder anticipated to make using the shares to be issued upon such conversion or exercise (a “Buy-In”), the Holder shall have the right to require the Company to pay to the Holder, in addition to and not in lieu of  the amounts contemplated in other provisions of the Transaction Documents, including, but not limited to, the provisions of the immediately preceding Section 7(b)(i)), the Buy-In Adjustment Amount (as defined hereafter).  The “Buy-In Adjustment Amount” is the amount equal to the number of Sold Shares multiplied by the excess, if any, of (1) the Holder’s total purchase price per share (including brokerage commissions, if any) for the Covering Shares over (2) the net proceeds per share (after brokerage commissions, if any) received by the Holder from the sale of the Sold Shares.  The Company shall pay the Buy-In Adjustment Amount to the Holder in immediately available funds immediately upon demand by the Holder.  By way of illustration and not in limitation of the foregoing, if the Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which Company will be required to pay to the Holder will be $1,000.

c.            The Company shall assume any fees or charges of the Transfer Agent or Company Counsel regarding (i) the removal of a legend or stop transfer instructions with respect to the Securities, and (ii) the issuance of certificates or DTC registration to or in the name of the Holder or the Holder’s designee or to a transferee as contemplated by an effective Registration Statement.  Notwithstanding the foregoing, it shall be the Holder’s responsibility to obtain all needed formal requirements (specifically: medallion guarantee and prospectus delivery compliance) in connection with any electronic issuance of shares of Common Stock.

d.           The Holder of a Note shall be entitled to exercise its conversion privilege with respect to such Note, as the case may be, notwithstanding the commencement of any case under 11 U.S.C. §101 et seq. (the “Bankruptcy Code”).  In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. §362 in respect of such Holder’s exercise privilege.  The Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. §362 in respect of the conversion of such Note. The Company agrees, without cost or expense to such Holder, to take or to consent to any and all action necessary to effectuate relief under 11 U.S.C. §362.

8.           CLOSING DATES.

a.           The Initial Closing Date shall occur on the date which is the first Trading Day after each of the conditions contemplated by Sections 9 and 10 hereof shall have either been satisfied or been waived by the party in whose favor such conditions run, but in any event shall not be later than March 30, 2010.  Closing of the purchase and sale of the First Note and First Warrant, which the parties anticipate shall occur concurrently with the execution of this Agreement, shall occur at the offices of the Buyer and shall take place no later than 3:00 P.M., Eastern Time, or on such day or such other time as is mutually agreed upon by the Company and the Buyer.

b.           Each of the four Subsequent Closings shall occur, one per month, on the date which is the first Trading Day after the one-month anniversary of the issuance of the most recently issued Note hereunder (each an “Issuance Date”) and after each of the conditions contemplated by Sections 11 and 12 hereof shall have either been satisfied or been waived by the party in whose favor such conditions run, but in any event shall not be later than thirty-five (35) days after the applicable Issuance Date.  Closing of the purchase and sale of each of the Additional Notes and corresponding Additional Warrants pursuant to Section 3 above shall occur, if at all, as described above at the offices of the Buyer and shall take place no later than 3:00 P.M., Eastern Time, or on such day or such other time as is mutually agreed upon by the Company and the Buyer.

9.           CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL AT THE INITIAL CLOSING.  The Buyer understands that the Company’s obligation to sell the First Note and First Warrant to the Buyer pursuant to this Agreement on the Initial Closing Date is conditioned upon and subject to the fulfillment of all of the following conditions, any of which may be waived in whole or in part by the Company:

a.           The execution and delivery of this Agreement and, as applicable, the other Transaction Documents by the Buyer on or before such Initial Closing Date;

b.           Delivery by the Buyer by the Initial Closing Date of good funds as payment in full of an amount equal to the Initial Net Purchase Price, less the Prepayment Amount, in accordance with this Agreement;

c.           The accuracy on the Initial Closing Date of the representations and warranties of the Buyer contained in this Agreement, each as if made on such date, and the performance by the Buyer on or before such date of all covenants and agreements of the Buyer required to be performed on or before such date; and

d.           There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

10.           CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE AT THE INITIAL CLOSING.  The Buyer’s obligation to purchase the First Note and First Warrant is conditioned upon and subject to the fulfillment, on or prior to the Initial Closing Date, of all of the following conditions, any of which may be waived in whole or in part by the Buyer:

a.           The execution and delivery of this Agreement and, as applicable, the other Transaction Documents by the Company and all other necessary parties on or before the Initial Closing Date;

b.           Without limiting the generality of the requirement in the immediately preceding subsection, the delivery by the Company of:

(i)             the First Note, duly executed by the Company;

(ii)            the First Warrant, duly executed by the Company;

(iii)           the Registration Rights Agreement, duly executed by the Company, whereby the Company shall agree to file a registration statement (the “Registration Statement”) covering all of the Conversion Shares and Warrant Shares, and grant the Buyer piggyback registration rights, among other things;

(iv)           the Pledge Agreement, duly executed by Kenneth O. Morgan, a shareholder of the Company, whereby Mr. Morgan pledges four million eight hundred thousand (4,800,000) shares of the Common Stock as security for payment and performance of all of the Company’s obligations under all of the Notes;

(v)            the Rule 144 Opinion, prepared and executed by Company Counsel; and

(vi)           the Transfer Agent Letter, duly executed by the Company and Kenneth O. Morgan and acknowledged by the Transfer Agent.

c.           On the Initial Closing Date, each of the Transaction Documents executed by the Company on or before such date shall be in full force and effect and the Company shall not be in default thereunder;

d.           The accuracy in all material respects on the Initial Closing Date of the representations and warranties of the Company contained in this Agreement and the other Transaction Documents, each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date;

e.           There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained;

f.           From and after the date hereof to and including the Initial Closing Date, each of the following conditions will remain in effect: (i) the trading of the Common Stock shall not have been suspended by the SEC or on the Principal Trading Market; (ii) trading in securities generally on the Principal Trading Market shall not have been suspended or limited; (iii) no minimum prices shall been established for securities traded on the Principal Trading Market; and (v) there shall not have occurred any Material Adverse Effect;

g.           Except for any notices required or permitted to be filed after the Initial Closing Date with certain federal and state securities commissions, the Company shall have obtained (a) all governmental approvals required in connection with the lawful sale and issuance of all of the Securities, and (b) all third party approvals required to be obtained by the Company in connection with the execution and delivery of the Transaction Documents by the Company or the performance of the Company’s obligations thereunder;

h.           Kenneth O. Morgan shall have delivered to the Buyer all shares of Common Stock pledged under the Pledge Agreement, together with stock powers (signed in blank and with Medallion Guarantees annexed), all as required under the Pledge Agreement; and

i.           All corporate and other proceedings in connection with the transactions contemplated at the Initial Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Buyer.

11.           CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL AT THE SUBSEQUENT CLOSINGS.  The Buyer understands that the Company’s obligation to sell each of the Additional Notes and Additional Warrants to the Buyer pursuant to this Agreement on the date of each Subsequent Closing is conditioned upon and subject to the fulfillment of all of the following conditions, any of which may be waived in whole or in part by the Company:

a.           The execution and delivery of this Agreement and, as applicable, the other Transaction Documents by the Buyer on or before such Subsequent Closing date;

b.           Delivery by the Buyer by such Subsequent Closing date of good funds as payment in full of an amount equal to the applicable Additional Net Purchase Price, in accordance with this Agreement;

c.           The accuracy on such Subsequent Closing date of the representations and warranties of the Buyer contained in this Agreement, each as if made on such date, and the performance by the Buyer on or before such date of all covenants and agreements of the Buyer required to be performed on or before such date; and

d.           There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

12.           CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE AT THE SUBSEQUENT CLOSINGS.  The Buyer’s obligation to purchase each Additional Note and Additional Warrant is conditioned upon and subject to the fulfillment, on or prior to the applicable Subsequent Closing date, of all of the following conditions, any of which may be waived in whole or in part by the Buyer:

a.           The execution and delivery of this Agreement and, as applicable, the other Transaction Documents by the Company and all other necessary parties on or before such Subsequent Closing date;

b.           Without limiting the generality of the requirement in the immediately preceding subsection, the delivery by the Company of:

(i)            the applicable Additional Note, duly executed by the Company; and

(ii)           the corresponding Additional Warrant, duly executed by the Company.

c.           On such Subsequent Closing date, each of the Transaction Documents executed by the Company on or before such date shall be in full force and effect and the Company shall not be in default thereunder;

d.           The accuracy in all material respects on such Subsequent Closing date of the representations and warranties of the Company contained in this Agreement and the other Transaction Documents, each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date;

e.           There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained;

f.           From and after the date hereof to and including such Subsequent Closing date, each of the following conditions will remain in effect: (i) the trading of the Common Stock shall not have been suspended by the SEC or on the Principal Trading Market; (ii) trading in securities generally on the Principal Trading Market shall not have been suspended or limited; (iii) no minimum prices shall been established for securities traded on the Principal Trading Market; and (v) there shall not have occurred any Material Adverse Effect;

g.           Except for any notices required or permitted to be filed after such Subsequent Closing date with certain federal and state securities commissions, the Company shall have obtained (a) all governmental approvals required in connection with the lawful sale and issuance of all of the Securities, and (b) all third party approvals required to be obtained by the Company in connection with the execution and delivery of the Transaction Documents by the Company or the performance of the Company’s obligations thereunder;

h.           Without limiting any of the foregoing, the satisfaction of all conditions set forth in Section 3(a)(i) above; and

i.           All corporate and other proceedings in connection with the transactions contemplated at such Subsequent Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Buyer.

13.           INDEMNIFICATION.

a.           The Company agrees to defend, indemnify and forever hold harmless the Buyer and its officers, directors, employees, and agents, and each Buyer Control Person (the “Buyer Parties”) from and against any losses, claims, damages, liabilities or expenses incurred (collectively, “Damages”), joint or several, and any action in respect thereof to which the Buyer, its partners, Affiliates, officers, directors, employees, and duly authorized agents, and any such Buyer Control Person becomes subject, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Company contained in this Agreement, as such Damages are incurred.  The Buyer Parties with the right to be indemnified under this Section (the “Indemnified Parties”) shall have the right to defend any such action or proceeding with attorneys of their own selection, and the Company shall be solely responsible for all costs and expenses related thereto.  If the Indemnified Parties opt not to retain their own counsel, the Company shall defend any such action or proceeding with attorneys of its choosing at its sole cost and expense, provided that such attorneys have been pre-approved by the Indemnified Parties, which approval shall not be unreasonably withheld, and provided further that the Company may not settle any such action or proceeding without first obtaining the written consent of the Indemnified Parties.

b.           The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar rights of the Buyer Parties against the Company or others, and (ii) any liabilities the Company may be subject to.

14.           SPECIFIC PERFORMANCE.  The Company and  the Buyer acknowledge and agree that irreparable damage would occur in the event that any provision of this Agreement or any of the other Transaction Documents were not performed in accordance with its specific terms or were otherwise breached.  It is accordingly agreed that the parties (including any Holder) shall be entitled to an injunction or injunctions, without (except as specified below) the necessity to post a bond, to prevent or cure breaches of the provisions of this Agreement or such other Transaction Document and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity; provided, however that the Company, upon receipt of a Notice of Conversion or a Notice of Exercise, may not fail or refuse to deliver the stock certificates and the related legal opinions, if any, or if there is a claim for a breach by the Company of any other provision of this Agreement or any of the other Transaction Documents, the Company shall not raise as a legal defense any claim that the Holder or anyone associated or affiliated with the Holder has violated any provision hereof or any other Transaction Document or has engaged in any violation of law or any other claim or defense, unless the Company has first posted a bond for one hundred fifty percent (150%) of the principal amount and, if relevant, then obtained a court order specifically directing it not to deliver said stock certificates to the Holder. The proceeds of such bond shall be payable to the Holder to the extent that the Holder obtains judgment or its defense is recognized.  Such bond shall remain in effect until the completion of the relevant proceeding and, if the Holder appeals therefrom, until all such appeals are exhausted.  This provision is deemed incorporated by reference into each of the Transaction Documents as if set forth therein in full.

15.           OWNERSHIP LIMITATION. If at any time after the Initial Closing the Buyer shall or would receive shares of the Common Stock in payment of interest or principal under a Note or upon conversion of such Note or exercise of a Warrant so that the Buyer would hold by virtue of such action or receipt of shares of Common Stock a number of shares exceeding 9.99% of the number of shares of the Company’s Common Stock outstanding on such date (the “9.99% Cap”), the Company shall not be obligated and shall not issue to the Buyer shares of its Common Stock which would exceed the 9.99% Cap, but only until such time as the 9.99% Cap would no longer be exceeded by any such receipt of shares of Common Stock by the Buyer.

16.           GOVERNING LAW; MISCELLANEOUS.  The Company and the Buyer hereby agree that the provisions of this Section 17 shall apply to all of the Transaction Documents.

a.           Governing Law and Venue.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of Illinois for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws.  Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the County of Cook or the state courts of the State of Illinois sitting in the County of Cook in connection with any dispute arising under this Agreement or any of the other Transaction Documents and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions or any claim that such venue of the suit, action or proceeding is improper.  Nothing in this subsection shall affect or limit any right to serve process in any other manner permitted by law.

b.           No Waiver.  Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

c.           Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto.

d.           Pronouns.  All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may permit or require.

e.           Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall be deemed an original, but all of which together shall be deemed to constitute one instrument.  Facsimile and email copies of signed signature pages will be deemed binding originals.

f.           Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

g.           Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such provision shall be modified to achieve the objective of the parties to the fullest extent permitted and such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

h.           Amendment.  This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

i.           Entire Agreement.  This Agreement together with the other Transaction Documents constitute and contain the entire agreement between the Company and the Buyer and supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

j.           Currency.  All dollar amounts referred to or contemplated by this Agreement or any other Transaction Document shall be deemed to refer to US Dollars, unless otherwise explicitly stated to the contrary.

k.           Expenses.  The Company, without regard to whether any Closing is effectuated, will pay Buyer the Transaction Expenses, which the parties acknowledge shall be withheld by the Buyer at the Initial Closing pursuant to Section 2(c) above; provided, however, that in the event a Closing does not occur for whatever reason, the Company shall promptly pay the Transaction Expenses to the Buyer in cash.  Except as provided in the immediately preceding sentence, the Company and the Buyer shall be responsible for paying such party’s own fees and expenses (including legal expenses) incurred in connection with the preparation and negotiation of this Agreement and the other Transaction Documents and the closing of the transactions contemplated hereby and thereby.

l.           Assignment by the Company.  Notwithstanding anything to the contrary herein, the rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Buyer, which consent may be withheld at the sole discretion of the Buyer; provided, however, that in the case of a merger, sale of substantially all of the Company’s assets or other corporate reorganization, the Buyer shall not unreasonably withhold, condition or delay such consent.

m.           Advice of Counsel. In connection with the preparation of this Agreement and all other Transaction Documents, each of the Company, its shareholders, officers, agents, and representatives acknowledges and agrees that the attorney that prepared this Agreement and all of the other Transaction Documents acted as legal counsel to the Buyer only.  Each of the Company, its shareholders, officers, agents, and representatives (i) hereby acknowledges that he/she/it has been, and hereby is, advised to seek legal counsel and to review this Agreement and all of the other Transaction Documents with legal counsel of his/her/its choice, and (ii) either has sought such legal counsel or hereby waives the right to do so.

n.           No Strict Construction. The language used in this Agreement is the language chosen mutually by the parties hereto and no doctrine of construction shall be applied for or against any party.

o.           Attorney’s Fees.  In the event of any action at law or in equity to enforce or interpret the terms of this Agreement or any of the other Transaction Documents, the Prevailing Party (as defined hereafter) shall be entitled to reasonable attorneys’ fees, court costs and collection costs in addition to any other relief to which such party may be entitled.  “Prevailing Party” shall mean the party in any litigation or enforcement action that prevails in the highest number of final rulings, counts or judgments adjudicated by a court of competent jurisdiction.

p.           Replacement of the Notes. Subject to any restrictions on or conditions to transfer set forth in the Notes, the Holder of a Note, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Company’s chief executive office, and promptly thereafter and at the Company’s expense, except as provided below, receive in exchange therefor one or more new convertible secured promissory note(s), each in the principal requested by such Holder, dated the date to which interest shall have been paid on the Note so surrendered or, if no interest shall have yet been so paid, dated the date of the Note so surrendered and registered in the name of such person or persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of the Note so surrendered. As applicable, upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of a Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new convertible secured promissory note executed in the same manner as the Note being replaced, in the same principal amount as the unpaid principal amount of such Note and dated the date to which interest shall have been paid on such Note or, if no interest shall have yet been so paid, dated the date of such Note.

q.           Agent Liability.  The Buyer acknowledges and agrees that Dominick & Dominick LLC assumes no responsibility or liability of any nature for the accuracy, adequacy or completeness of any information provided to the Buyer concerning the Company, nor does Dominick & Dominick LLC make any representation or warranty of any nature regarding the Company or its current and future viability. Dominick & Dominick LLC is deemed to be a third party beneficiary of this Agreement for the limited purpose of this subsection (q).

18.           NOTICES.  Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of (a) the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission, (b)  the fifth Trading Day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, (c) the third Trading Day after mailing by domestic or international express courier, with delivery costs and fees prepaid, or (d) when faxed or sent by electronic mail, upon confirmation of receipt, in each case, addressed to the other party thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days’ advance written notice similarly given to the other party hereto):

If to the Company:

Helix Wind, Corp.
c/o Scott Weinbrandt
1848 Commercial Street
San Diego, California  92113

If to the Buyer:

St. George Investments, LLC
Attn: John M. Fife
303 East Wacker Drive, Suite 301
Chicago, Illinois  60601

with a copy to (which shall not constitute notice):

Bennett Tueller Johnson & Deere, P.C.
Attn: Jonathan K. Hansen
3165 East Millrock Drive, Suite 500
Salt Lake City, Utah 84121

19.           SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES.  The Company’s and the Buyer’s covenants, agreements, representations and warranties contained herein shall survive the execution and delivery of this Agreement and the other Transaction Documents and each Closing hereunder and shall inure to the benefit of the Buyer and the Company and their respective successors and permitted assigns.

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IN WITNESS WHEREOF, each of the undersigned represents that the foregoing statements made by it above are true and correct and that it has caused this Agreement to be duly executed on its behalf (if an entity, by one of its officers thereunto duly authorized) as of the date first above written.

INITIAL NET PURCHASE PRICE:          $592,000.00

THE COMPANY:

HELIX WIND, CORP., a Nevada corporation

By:	/s/ Scott Weinbrandt
Name: Scott Weinbrandt
Title: Chief Executive Officer

THEBUYER:

ST. GEORGE INVESTMENTS, LLC, an Illinois limited liability company

By:	/s/ John Fife
Name: John Fife
Title: Manager

[SIGNATURE PAGE TO NOTE AND WARRANT PURCHASE AGREEMENT]